EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Cadogan Opportunistic Alternatives Fund, LLC, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Cadogan Opportunistic Alternatives Fund, LLC for the period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Cadogan Opportunistic Alternatives Fund, LLC for the stated period.

/s/ Michael Waldron Michael Waldron	/s/ Matthew Jenal Matthew Jenal
President	Treasurer
Cadogan Opportunistic Alternatives Fund, LLC	Cadogan Opportunistic Alternatives Fund, LLC

Dated: December 7, 2009
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Cadogan Opportunistic Alternatives Fund, LLC for purposes of Section 18 of the Securities Exchange Act of 1934.

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